EXHIBIT 99.1

Wyndham Worldwide Reports Fourth Quarter and Full Year 2013 Earnings

Full Year Adjusted Diluted EPS Growth of 19%

Increases Dividend 21%

PARSIPPANY, N.J. (February 7, 2014) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2013.

Highlights:

•	Fourth quarter adjusted diluted earnings per share (EPS) was $0.73, an increase of 16% from adjusted diluted EPS of $0.63 in the fourth quarter of 2012. Reported diluted EPS was $0.65 in the fourth quarter of 2013, compared with $0.57 during the same period in 2012.

•	Fourth quarter adjusted EBITDA increased 10% from the prior-year period.

•	The Company’s Board of Directors authorized an increase in the quarterly cash dividend to $0.35 from $0.29 per share, beginning with the dividend that is expected to be declared in the first quarter of 2014.

•	During the quarter, the Company repurchased 1.8 million shares of its common stock for $115 million. For the full year, the Company spent $590 million to repurchase 9.7 million shares of its common stock.

“We finished the year with another strong quarter, marking our fourth consecutive year of double-digit growth in adjusted EPS,” said Stephen P. Holmes, chairman and CEO. “We are excited about our prospects for 2014 as we continue to execute and innovate across our businesses and maintain our capital allocation discipline to enhance value for shareholders.”

FOURTH QUARTER 2013 OPERATING RESULTS

Fourth quarter revenues were $1.2 billion, an increase of 9% from the prior year period. The increase reflects growth in all of the Company’s business segments.

Adjusted net income was $96 million, or $0.73 per diluted share, compared with $89 million, or $0.63 per diluted share for the same period in 2012. The increases reflect stronger operating results in the Company’s lodging and vacation ownership businesses. EPS growth also benefited from the Company’s share repurchase program, which decreased weighted average diluted share count by 7% year-over-year.

Reported net income for the fourth quarter of 2013 was $86 million, or $0.65 per diluted share, compared with $81 million, or $0.57 per diluted share, for the fourth quarter of 2012. Reported net income included several items not included in adjusted net income. The net result of these items unfavorably impacted fourth quarter 2013 net income by $10 million and unfavorably impacted fourth quarter 2012 net income by $8 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

FULL YEAR 2013 OPERATING RESULTS

Revenues for full year 2013 were $5.0 billion, an increase of 10% over the prior-year period. Adjusted net income for the full year 2013 was $515 million, or $3.83 per diluted share, compared with $469 million, or $3.23 per diluted share, for the prior year. The increases reflect stronger operating results across all of the Company’s businesses. EPS growth also benefited from the Company’s share repurchase program, which decreased weighted average diluted share count by 7% compared with 2012.

Reported net income for full year 2013 was $432 million, or $3.21 per diluted share, compared with reported net income of $400 million, or $2.75 per diluted share, for the prior-year period. Reported net income included several items not included in adjusted net income. The net result of these items unfavorably impacted full year 2013 net income by $83 million and unfavorably impacted full year 2012 net income by $69 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow was $770 million for the year ended December 31, 2013, compared with $796 million for the same period in 2012, reflecting higher capital expenditures. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the year ended December 31, 2013, net cash provided by operating activities was $1,008 million, compared with $1,004 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $245 million in the fourth quarter of 2013, a 10% increase over the fourth quarter of 2012. The increase reflects higher RevPAR, a larger system size and increased hotel management reimbursable fees.

Domestic RevPAR increased 4.7% compared with the fourth quarter of 2012. Total system-wide RevPAR increased 3.8%, reflecting proportionally higher growth of lower RevPAR hotels in China.

Adjusted EBITDA for the fourth quarter of 2013 was $64 million, a 3% increase compared with the fourth quarter of 2012. The increase was primarily due to higher RevPAR and a larger system size, partially offset by the unfavorable timing of marketing expenditures. Adjusted EBITDA excludes a $9 million restructuring charge and $8 million of non-cash asset impairment charges.

As of December 31, 2013, the Company’s hotel system consisted of approximately 7,490 properties and over 645,400 rooms, a 2.9% room increase compared with the fourth quarter of 2012. The development pipeline included over 970 hotels and approximately 114,000 rooms, of which 58% were international and 68% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $305 million in the fourth quarter of 2013, a 4% increase over the fourth quarter of 2012. In constant currency and excluding the impact of acquisitions, revenues increased 1%.

Exchange revenues were $150 million, a decline of 2% from the fourth quarter of 2012. In constant currency, exchange revenues were flat, as a 1.6% increase in average number of members was offset by a 1.8% decline in exchange revenue per member.

Vacation rental revenues were $138 million, a 10% increase over the fourth quarter of 2012. In constant currency and excluding acquisitions, vacation rental revenues were up 4%, reflecting a 4.4% increase in the average net price per vacation rental and flat transaction volume.

Adjusted EBITDA for the fourth quarter of 2013 was $36 million, compared with $42 million for the fourth quarter of 2012, primarily reflecting the impact of seasonality from acquisitions and foreign currency movements.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $658 million in the fourth quarter of 2013, a 12% increase over the fourth quarter of 2012, primarily reflecting higher gross VOI sales.

Gross VOI sales were $488 million in the fourth quarter of 2013, an increase of 12% over the fourth quarter of 2012, primarily reflecting a 6.6% increase in tour flow and a 6.5% increase in volume per guest.

Adjusted EBITDA for the fourth quarter of 2013 was $172 million, a 19% increase compared with the fourth quarter of 2012, primarily due to higher gross VOI sales and a lower loan loss provision.

Other Items

•	The Company repurchased 1.8 million shares of common stock for $115 million during the fourth quarter of 2013. For the full year, the Company repurchased 9.7 million shares of common stock for $590 million. From January 1 through February 6, 2014, the Company repurchased an additional 0.3 million shares for $24 million. The Company’s remaining share repurchase authorization totals $643 million as of February 6, 2014.

•	Net interest expense in the fourth quarter of 2013 was $32 million, compared with $33 million in the fourth quarter of 2012, as lower rates associated with recent financings offset higher debt levels.

Balance Sheet Information as of December 31, 2013:

•	Cash and cash equivalents of $194 million, compared with $195 million at December 31, 2012

•	Vacation ownership contract receivables, net, of $2.8 billion, compared with $2.9 billion at December 31, 2012

•	Vacation ownership and other inventory of $1.0 billion, compared with $1.1 billion at December 31, 2012

•	Securitized vacation ownership debt of $1.9 billion, compared with $2.0 billion at December 31, 2012

•	Long-term debt of $2.9 billion, compared with $2.6 billion at December 31, 2012. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.3 billion as of December 31, 2013, compared with $0.6 billion as of December 31, 2012

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2014, the Company provides the following guidance:

•	Revenues of approximately $5.250 - $5.350 billion

•	Adjusted EBITDA of approximately $1.215 - $1.240 billion

•	Adjusted EPS of approximately $4.18 - $4.28 based on a diluted share count of 131 million

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Friday, February 7, 2014 at 8:30 a.m. EST. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors. An archive of this webcast will be available on the website for approximately 90 days beginning at noon EST on February 7, 2014. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EST on February 7, 2014, at 866-415-2340.

The Company will post guidance information on its website following the conference call.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality products and services through its global portfolio of world-renowned brands. The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with approximately 7,490 franchised hotels and over 645,400 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 107,000 vacation properties in over 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 190 vacation ownership resorts serving approximately 907,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 32,800 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, dividends and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2013. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company's industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net Income Attributable to Wyndham shareholders for the three months ended December 31, 2013 and 2012:

	Three Months Ended December 31,
	2013		2012
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$245	$47	$223	$62
Vacation Exchange and Rentals	305	36	293	28
Vacation Ownership	658	172	590	142

Total Reportable Segments	1,208	255	1,106	232
Corporate and Other (a)	(13)	(33)	(12)	(28)

Total Company	$1,195	$222	$1,094	$204

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders
		Three Months Ended December 31,
		2013		2012
EBITDA		$222		$204
Depreciation and amortization		56		49
Interest expense		34		35
Interest income		(2)		(2)

Income before income taxes		134		122
Provision for income taxes		48		41

Net income attributable to Wyndham shareholders		$86		$81

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended December 31, 2013 and 2012 (for a description of adjustments by segment, see Table 7):

	Three Months Ended December 31,
	2013		2012
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$245	$64	$223	$62
Vacation Exchange and Rentals	305	36	293	42
Vacation Ownership	658	172	590	144

Total Reportable Segments	1,208	272	1,106	248
Corporate and Other	(13)	(33)	(12)	(30)

Total Company	$1,195	$239	$1,094	$218

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net Income Attributable to Wyndham shareholders for the twelve months ended December 31, 2013 and 2012:

	Twelve Months Ended December 31,
	2013		2012
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$1,027	$279	$890	$272
Vacation Exchange and Rentals	1,526	356	1,422	328
Vacation Ownership	2,515	619	2,269	549

Total Reportable Segments	5,068	1,254	4,581	1,149
Corporate and Other (a)	(59)	(122)	(47)	(104)

Total Company	$5,009	$1,132	$4,534	$1,045

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders
		Twelve Months Ended December 31,
		2013		2012
EBITDA		$1,132		$1,045
Depreciation and amortization		216		185
Interest expense		131		132
Early extinguishment of debt		111		108
Interest income		(9)		(8)

Income before income taxes		683		628
Provision for income taxes		250		229

Net income		433		399
Net (income)/loss attributable to noncontrolling interest		(1)		1

Net income attributable to Wyndham shareholders		$432		$400

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the twelve months ended December 31, 2013 and 2012 (for a description of adjustments by segment, see Table 7):

	Twelve Months Ended December 31,
	2013		2012
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$1,027	$296	$890	$271
Vacation Exchange and Rentals	1,526	356	1,422	340
Vacation Ownership	2,515	621	2,269	552

Total Reportable Segments	5,068	1,273	4,581	1,163
Corporate and Other	(59)	(121)	(47)	(109)

Total Company	$5,009	$1,152	$4,534	$1,054

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net revenues
Service and membership fees	$496	$446	$2,329	$2,005
Vacation ownership interest sales	384	337	1,379	1,323
Franchise fees	139	134	599	583
Consumer financing	108	110	426	421
Other	68	67	276	202

Net revenues	1,195	1,094	5,009	4,534

Expenses
Operating	517	454	2,161	1,842
Cost of vacation ownership interests	48	46	155	161
Consumer financing interest	18	21	78	90
Marketing and reservation	180	169	751	723
General and administrative	193	185	720	666
Asset impairments	8	8	8	8
Restructuring	9	7	10	7
Depreciation and amortization	56	49	216	185

Total expenses	1,029	939	4,099	3,682

Operating income	166	155	910	852
Other income, net	—	—	(6)	(8)
Interest expense	34	35	131	132
Early extinguishment of debt	—	—	111	108
Interest income	(2)	(2)	(9)	(8)

Income before income taxes	134	122	683	628
Provision for income taxes	48	41	250	229

Net income	86	81	433	399
Net (income)/loss attributable to noncontrolling interest	—	—	(1)	1

Net income attributable to Wyndham shareholders	$86	$81	$432	$400

Earnings per share
Basic	$0.66	$0.58	$3.25	$2.80
Diluted	0.65	0.57	3.21	2.75

Weighted average shares outstanding
Basic	129	139	133	143
Diluted	131	141	135	145

Note: For a description of adjustments to Net Income, see Table 8.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2013	631,800	635,100	638,300	645,400	N/A
	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A

RevPAR	2013	$31.05	$38.00	$41.78	$33.07	$36.00
	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2013	3,668	3,686	3,711	3,728	3,698
	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753

Exchange Revenue Per Member	2013	$210.96	$182.42	$169.95	$161.21	$181.02
	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53

Vacation Rental Transactions (in 000s) (a)	2013	423	355	433	273	1,483
	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163

Average Net Price Per Vacation Rental (a)	2013	$392.64	$540.38	$677.81	$506.62	$532.11
	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (b)	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000

Tours (c)	2013	163,000	206,000	225,000	195,000	789,000
	2012	148,000	186,000	207,000	183,000	724,000
	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000

Volume Per Guest (VPG) (c)	2013	$2,211	$2,256	$2,278	$2,370	$2,281
	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	Includes gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) 2.0 beginning in the second quarter of 2012 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).
(c)	Includes the impact of WAAM 2.0 related tours beginning in the second quarter of 2012.

Table 3

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Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2013	7,380	7,410	7,440	7,490	N/A
	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2013	$84,000	$90,000	$102,000	$73,000	$349,000
	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000

Sales under WAAM 1.0 (in 000s) (c)	2013	$36,000	$44,000	$51,000	$29,000	$160,000
	2012	$17,000	$18,000	$5,000	$10,000	$49,000
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM 1.0 Commission Revenues (in 000s)	2013	$24,000	$30,000	$33,000	$20,000	$107,000
	2012	$12,000	$11,000	$4,000	$6,000	$33,000
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Sales under WAAM 2.0 (in 000s) (d)	2013	$13,000	$1,000	$—	$—	$14,000
	2012	$—	$12,000	$57,000	$30,000	$99,000

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of an acquisition from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.
(c)	Represents gross VOI sales under the Company's WAAM 1.0 for which the Company earns commission revenue (WAAM 1.0 Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income.
(d)	Represents gross VOI sales under the Company's WAAM 2.0 which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through the Company. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2010-2013.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2013					2012
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$64	$79	$91	$75	$309	$62	$80	$88	$71	$301
Marketing, Reservation and Wyndham Rewards Revenues (a)	73	92	118	83	365	68	99	98	80	345
Hotel Management Reimbursable Revenues (b)	25	38	37	35	135	21	22	25	23	91
Inter-segment Trademark Fees	8	10	11	10	39	8	9	9	8	34
Owned Hotel Revenues	26	20	18	19	84	8	8	7	18	41
Ancillary Revenues (c)	26	23	22	23	95	18	15	22	23	78

Total Lodging	222	262	297	245	1,027	185	233	249	223	890

Vacation Exchange and Rentals
Exchange Revenues	193	168	158	150	669	188	162	157	153	660
Rental Revenues	166	192	293	138	789	159	170	248	125	702
Ancillary Revenues (d)	15	16	19	17	68	14	16	15	15	60

Total Vacation Exchange and Rentals	374	376	470	305	1,526	361	348	420	293	1,422

Vacation Ownership
Vacation Ownership Interest Sales	263	347	384	384	1,379	271	342	373	337	1,323
Consumer Financing	105	106	107	108	426	103	102	106	110	421
Property Management Fees	146	141	143	137	567	110	108	117	125	460
WAAM 1.0 Commissions	24	30	33	20	107	12	11	4	6	33
Ancillary Revenues (e)	11	6	10	9	36	5	7	8	12	32

Total Vacation Ownership	549	630	677	658	2,515	501	570	608	590	2,269

Total Reportable Segments	$1,145	$1,268	$1,444	$1,208	$5,068	$1,047	$1,151	$1,277	$1,106	$4,581

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$58	$75	$85	$66	$284	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	75	94	76	299	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	19	21	20	79	21	20	18	18	77
Inter-segment Trademark Fees (f)	1	2	3	4	10	—	—	—	—	—
Owned Hotel Revenues	—	—	—	5	5	—	—	—	—	—
Ancillary Revenues (c)	17	19	19	17	72	21	24	27	23	95

Total Lodging	149	190	222	188	749	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	168	161	150	673	189	161	163	153	666
Rental Revenues	150	180	260	125	715	105	115	161	114	495
Ancillary Revenues (d)	12	13	15	16	56	6	5	6	15	32

Total Vacation Exchange and Rentals	356	361	436	291	1,444	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	313	320	295	1,150	217	271	308	276	1,072
Consumer Financing	102	103	105	105	415	105	106	107	107	425
Property Management Fees	110	108	105	101	424	100	100	104	101	405
WAAM 1.0 Commissions	10	11	23	21	65	3	8	12	8	31
Ancillary Revenues (e)	6	6	6	5	23	19	20	2	5	46

Total Vacation Ownership	450	541	559	527	2,077	444	505	533	497	1,979

Total Reportable Segments	$955	$1,092	$1,217	$1,006	$4,270	$888	$964	$1,066	$942	$3,860

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During Q2, Q3 and Q4 2013, $1 million, $3 million and $2 million, respectively, of reimbursable revenues, which eliminate in consolidation, were charged to the Company's vacation ownership business.
(c)	Primarily includes additional services provided to franchisees.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(f)	During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Securitized vacation ownership debt (a)
Term notes	$1,648	$1,615	$1,569	$1,869	$1,770
Bank conduit facility (b)	262	273	289	125	190

Total securitized vacation ownership debt (c)	1,910	1,888	1,858	1,994	1,960
Less: Current portion of securitized vacation ownership debt	184	186	217	228	218

Long-term securitized vacation ownership debt	$1,726	$1,702	$1,641	$1,766	$1,742

Debt:
Revolving credit facility (due July 2018) (d)	$23	$74	$41	$34	$85
Commercial paper (e)	210	164	168	202	273
9.875% senior unsecured notes (f)	—	—	—	—	42
6.00% senior unsecured notes (due December 2016)	318	318	319	319	361
2.95% senior unsecured notes (due March 2017)	298	298	298	298	298
5.75% senior unsecured notes (due February 2018)	14	14	14	14	248
2.50% senior unsecured notes (due March 2018)	447	447	447	447	—
7.375% senior unsecured notes (due March 2020)	40	40	40	40	248
5.625% senior unsecured notes (due March 2021)	246	246	246	246	246
4.25% senior unsecured notes (due March 2022) (g)	643	644	644	644	644
3.90% senior unsecured notes (due March 2023) (h)	387	396	397	397	—
Capital leases	191	185	184	187	105
Other	114	117	133	133	52

Total long-term debt	2,931	2,943	2,931	2,961	2,602
Less: Current portion of long-term debt	49	55	52	254	326

Long-term debt	$2,882	$2,888	$2,879	$2,707	$2,276

(a)	The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPEs”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2015 and borrowing capacity of $650 million. As of December 31, 2013, this facility had a remaining borrowing capacity of $388 million.
(c)	This debt is collateralized by $2,314 million, $2,306 million, $2,414 million, $2,512 million and $2,543 million of underlying vacation ownership contract receivables and related assets as of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires on July 15, 2018. As of December 31, 2013, the Company had $9 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $210 million, the remaining borrowing capacity was $1.3 billion as of December 31, 2013.
(e)	Represents a $750 million commercial paper program which the Company commenced in October 2012 and a $500 million European commercial paper program which the Company commenced in December 2013. As of December 31, 2013, the programs had a remaining borrowing capacity of $1.0 billion.
(f)	Represents senior unsecured notes issued by the Company during May 2009 and repaid by the Company during March 2013.
(g)	The balance as of December 31, 2013 includes a $2 million adjustment to the carrying value resulting from the fair value hedge derivative.
(h)	The balance as of December 31, 2013 includes a $10 million adjustment to the carrying value resulting from the fair value hedge derivative.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended December 31, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	170	37,569	54.5%	$120.69	$65.76
TRYP by Wyndham	113	16,216	57.4%	$97.16	$55.74
Wingate by Wyndham	159	14,559	56.0%	$83.38	$46.66
Hawthorn Suites by Wyndham	91	8,933	59.2%	$69.39	$41.10
Ramada	834	115,394	50.9%	$80.82	$41.13
Baymont	329	27,108	46.0%	$62.11	$28.60
Days Inn	1,817	146,959	44.3%	$62.20	$27.54
Super 8	2,391	152,648	52.2%	$49.36	$25.77
Howard Johnson	449	46,777	45.8%	$59.86	$27.39
Travelodge	432	32,012	44.2%	$63.13	$27.91
Microtel Inns & Suites by Wyndham	312	22,304	53.7%	$63.53	$34.11
Knights Inn	380	23,325	40.0%	$43.43	$17.37
Dream	5	989	74.6%	$249.45	$186.05
Night	3	630	63.3%	$172.81	$109.40

Total Lodging	7,485	645,423	49.1%	$67.36	$33.07
Vacation Ownership
Wyndham Vacation Ownership resorts	191	23,506	N/A	N/A	N/A

Total Wyndham Worldwide	7,676	668,929

	As of and For the Three Months Ended December 31, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	112	27,651	55.2%	$110.77	$61.16
TRYP by Wyndham	91	13,112	56.8%	$96.64	$54.85
Wingate by Wyndham	160	14,681	55.2%	$82.73	$45.65
Hawthorn Suites by Wyndham	94	9,317	57.7%	$68.86	$39.75
Ramada	850	115,811	50.3%	$79.76	$40.13
Baymont	317	26,109	45.5%	$61.27	$27.87
Days Inn	1,826	147,808	43.4%	$61.29	$26.59
Super 8	2,314	147,512	51.5%	$50.72	$26.14
Howard Johnson	455	46,203	44.6%	$62.03	$27.65
Travelodge	445	33,213	43.2%	$63.06	$27.26
Microtel Inns & Suites by Wyndham	308	21,938	51.3%	$61.73	$31.68
Knights Inn	363	22,670	40.3%	$41.72	$16.80
Dream	5	990	69.2%	$242.53	$167.79
Night	2	422	45.9%	$119.65	$54.93

Total Lodging	7,342	627,437	48.2%	$66.05	$31.86
Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,441	N/A	N/A	N/A

Total Wyndham Worldwide	7,532	650,878

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Year Ended December 31, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	170	37,569	58.6%	$117.27	$68.74
TRYP by Wyndham	113	16,216	60.5%	$96.09	$58.16
Wingate by Wyndham	159	14,559	60.9%	$85.11	$51.82
Hawthorn Suites by Wyndham	91	8,933	62.6%	$71.46	$44.71
Ramada	834	115,394	53.0%	$80.19	$42.50
Baymont	329	27,108	51.3%	$63.14	$32.40
Days Inn	1,817	146,959	48.8%	$64.34	$31.42
Super 8	2,391	152,648	56.3%	$52.33	$29.45
Howard Johnson	449	46,777	47.7%	$62.06	$29.58
Travelodge	432	32,012	49.5%	$67.10	$33.23
Microtel Inns & Suites by Wyndham	312	22,304	57.6%	$64.42	$37.10
Knights Inn	380	23,325	42.0%	$45.04	$18.92
Dream	5	989	71.8%	$229.77	$164.88
Night	3	630	62.4%	$152.65	$95.18

Total Lodging	7,485	645,423	52.7%	$68.27	$36.00
Vacation Ownership
Wyndham Vacation Ownership resorts	191	23,506	N/A	N/A	N/A

Total Wyndham Worldwide	7,676	668,929

	As of and For the Year Ended December 31, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	112	27,651	58.9%	$110.28	$64.97
TRYP by Wyndham	91	13,112	60.7%	$97.49	$59.17
Wingate by Wyndham	160	14,681	61.0%	$83.43	$50.88
Hawthorn Suites by Wyndham	94	9,317	61.9%	$72.89	$45.13
Ramada	850	115,811	52.6%	$78.86	$41.50
Baymont	317	26,109	50.5%	$63.25	$31.96
Days Inn	1,826	147,808	48.1%	$63.05	$30.34
Super 8	2,314	147,512	54.8%	$53.00	$29.06
Howard Johnson	455	46,203	47.6%	$62.47	$29.76
Travelodge	445	33,213	48.2%	$66.40	$32.02
Microtel Inns & Suites by Wyndham	308	21,938	54.9%	$62.20	$34.14
Knights Inn	363	22,670	41.3%	$43.08	$17.78
Dream	5	990	72.1%	$216.87	$156.44
Night	2	422	57.8%	$159.04	$91.90

Total Lodging	7,342	627,437	51.8%	$67.13	$34.80
Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,441	N/A	N/A	N/A

Total Wyndham Worldwide	7,532	650,878

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2013	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Acquisition Costs (c)	Restructuring Costs (d)	Asset Impairment (e)	Adjusted EBITDA
Lodging	$222	$58	$—	$—	$—	$—	$58
Vacation Exchange and Rentals	374	94	—	—	—	—	94
Vacation Ownership	549	111	—	2	—	—	113

Total Reportable Segments	1,145	263	—	2	—	—	265
Corporate and Other (a)	(12)	(29)	—	—	—	—	(29)

Total Company	$1,133	$234	$—	$2	$—	$—	$236

Three months ended June 30, 2013
Lodging	$262	$78	$—	$—	$—	$—	$78
Vacation Exchange and Rentals	376	85	—	—	—	—	85
Vacation Ownership	630	161	—	—	—	—	161

Total Reportable Segments	1,268	324	—	—	—	—	324
Corporate and Other (a)	(15)	(27)	—	—	—	—	(27)

Total Company	$1,253	$297	$—	$—	$—	$—	$297

Three months ended September 30, 2013
Lodging	$297	$95	$—	$—	$—	$—	$95
Vacation Exchange and Rentals	470	141	—	—	—	—	141
Vacation Ownership	677	176	—	—	—	—	176

Total Reportable Segments	1,444	412	—	—	—	—	412
Corporate and Other (a)	(17)	(33)	(1)	—	—	—	(34)

Total Company	$1,427	$379	$(1)	$—	$—	$—	$378

Three months ended December 31, 2013
Lodging	$245	$47	$—	$—	$9	$8	$64
Vacation Exchange and Rentals	305	36	—	—	—	—	36
Vacation Ownership	658	172	—	—	—	—	172

Total Reportable Segments	1,208	255	—	—	9	8	272
Corporate and Other (a)	(13)	(33)	—	—	—	—	(33)

Total Company	$1,195	$222	$—	$—	$9	$8	$239

Twelve months ended December 31, 2013
Lodging	$1,027	$279	$—	$—	$9	$8	$296
Vacation Exchange and Rentals	1,526	356	—	—	—	—	356
Vacation Ownership	2,515	619	—	2	—	—	621

Total Reportable Segments	5,068	1,254	—	2	9	8	1,273
Corporate and Other (a)	(59)	(122)	1	—	—	—	(121)

Total Company	$5,009	$1,132	$1	$2	$9	$8	$1,152

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2013 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to a net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(c)	Relates to costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013).
(d)	Relates to costs incurred as a result of an organizational realignment initiative.
(e)	Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2012	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Impairment Recovery (c)	Allowance Reversal (d)	Acquisition Costs (e)	Asset Impairment (f)	Restructuring Costs (g)	Adjusted EBITDA
Lodging	$185	$49	$—	$—	$—	$—	$—	$—	$49
Vacation Exchange and Rentals	361	95	—	—	(2)	—	—	—	93
Vacation Ownership	501	103	—	—	—	—	—	—	103

Total Reportable Segments	1,047	247	—	—	(2)	—	—	—	245
Corporate and Other (a)	(11)	(21)	(4)	—	—	—	—	—	(25)

Total Company	$1,036	$226	$(4)	$—	$(2)	$—	$—	$—	$220

Three months ended June 30, 2012
Lodging	$233	$75	$—	$(1)	—	—	—	—	$74
Vacation Exchange and Rentals	348	82	—	—	—	—	—	—	82
Vacation Ownership	570	150	—	—	—	—	—	—	150

Total Reportable Segments	1,151	307	—	(1)	—	—	—	—	306
Corporate and Other (a)	(12)	(25)	—	—	—	—	—	—	(25)

Total Company	$1,139	$282	$—	$(1)	—	—	—	—	$281

Three months ended September 30, 2012
Lodging	$249	$86	$—	$—	$—	$—	$—	$—	$86
Vacation Exchange and Rentals	420	123	—	—	—	—	—	—	123
Vacation Ownership	608	154	—	—	—	1	—	—	155

Total Reportable Segments	1,277	363	—	—	—	1	—	—	364
Corporate and Other (a)	(12)	(30)	1	—	—	—	—	—	(29)

Total Company	$1,265	$333	$1	$—	$—	$1	$—	$—	$335

Three months ended December 31, 2012
Lodging	$223	$62	$—	$—	$—	$—	$—	$—	$62
Vacation Exchange and Rentals	293	28	—	—	—	1	8	5	42
Vacation Ownership	590	142	—	—	—	—	—	2	144

Total Reportable Segments	1,106	232	—	—	—	1	8	7	248
Corporate and Other (a)	(12)	(28)	(2)	—	—	—	—	—	(30)

Total Company	$1,094	$204	$(2)	$—	$—	$1	$8	$7	$218

Twelve months ended December 31, 2012
Lodging	$890	$272	$—	$(1)	$—	$—	$—	$—	$271
Vacation Exchange and Rentals	1,422	328	—	—	(2)	1	8	5	340
Vacation Ownership	2,269	549	—	—	—	1	—	2	552

Total Reportable Segments	4,581	1,149	—	(1)	(2)	2	8	7	1,163
Corporate and Other (a)	(47)	(104)	(5)	—	—	—	—	—	(109)

Total Company	$4,534	$1,045	$(5)	$(1)	$(2)	$2	$8	$7	$1,054

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(c)	Relates to the recovery of a previously recorded impairment charge.
(d)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(e)	Relates to costs incurred in connection with the acquisition of Shell Vacations Club at the Company's vacation ownership business (September 2012) and several other acquisitions at the Company's vacation rental businesses (December 2012).
(f)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames at the Company's vacation exchange and rentals business.
(g)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 at the Company's vacation exchange and rentals business and restructuring associated with the Shell acquisition.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2013
	As Reported	Restructuring Costs (a)	Asset Impairment (b)	As Adjusted non-GAAP
Net revenues
Service and membership fees	$496			$496
Vacation ownership interest sales	384			384
Franchise fees	139			139
Consumer financing	108			108
Other	68			68

Net revenues	1,195	—	—	1,195

Expenses
Operating	517			517
Cost of vacation ownership interests	48			48
Consumer financing interest	18			18
Marketing and reservation	180			180
General and administrative	193			193
Asset impairments	8		(8)	—
Restructuring	9	(9)		—
Depreciation and amortization	56			56

Total expenses	1,029	(9)	(8)	1,012

Operating income	166	9	8	183
Interest expense	34			34
Interest income	(2)			(2)

Income before income taxes	134	9	8	151
Provision for income taxes	48	4 (c)	3 (c)	55

Net income attributable to Wyndham shareholders	$86	$5	$5	$96

Earnings per share
Basic	$0.66	$0.04	$0.04	$0.74
Diluted	0.65	0.04	0.04	0.73

Weighted average shares outstanding
Basic	129	129	129	129
Diluted	131	131	131	131

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)	Relates to costs incurred as a result of an organizational realignment initiative at the Company's lodging business.
(b)	Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark at the Company's lodging business.
(c)	Relates to the tax effect of the adjustment.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2013
	As Reported	Legacy Adjustments		Acquisition Costs (c)	Early Extinguishment of Debt (d)		Restructuring Costs (e)	Asset Impairment (f)	As Adjusted non-GAAP
Net revenues
Service and membership fees	$2,329								$2,329
Vacation ownership interest sales	1,379								1,379
Franchise fees	599								599
Consumer financing	426								426
Other	276								276

Net revenues	5,009	—		—	—		—	—	5,009

Expenses
Operating	2,161			(2)					2,159
Cost of vacation ownership interests	155								155
Consumer financing interest	78								78
Marketing and reservation	751								751
General and administrative	720	(1	)(a)						719
Asset impairments	8							(8)	—
Restructuring	10						(9)		1
Depreciation and amortization	216								216

Total expenses	4,099	(1)		(2)	—		(9)	(8)	4,079

Operating income	910	1		2	—		9	8	930
Other income, net	(6)								(6)
Interest expense	131								131
Early extinguishment of debt	111				(111)				—
Interest income	(9)								(9)

Income before income taxes	683	1		2	111		9	8	814
Provision for income taxes	250	(2	)(b)	1 (g)	42	(g)	4 (g)	3 (g)	298

Net income	433	3		1	69		5	5	516
Net income attributable to noncontrolling interest	(1)	—		—	—		—	—	(1)

Net income attributable to Wyndham shareholders	$432	$3		$1	$69		$5	$5	$515

Earnings per share
Basic	$3.25	$0.02		$0.01	$0.51		$0.04	$0.04	$3.87
Diluted	3.21	0.02		0.01	0.51		0.04	0.04	3.83

Weighted average shares outstanding
Basic	133	133		133	133		133	133	133
Diluted	135	135		135	135		135	135	135

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(b)	Relates to a state tax accrual for legacy tax matters.
(c)	Relates to costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013) at the Company's vacation ownership business.
(d)	Represents costs incurred for the early repurchase of a portion of the Company's 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of the 9.875% senior unsecured notes.
(e)	Relates to costs incurred as a result of an organizational realignment initiative at the Company's lodging business.
(f)	Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark at the Company's lodging business.
(g)	Relates to the tax effect of the adjustment.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2012
	As Reported	Legacy Adjustments (a)	Acquisition Costs (b)	Asset Impairment (c)	Restructuring Costs (d)	As Adjusted non-GAAP
Net revenues
Service fees and membership	$446					$446
Vacation ownership interest sales	337					337
Franchise fees	134					134
Consumer financing	110					110
Other	67					67

Net revenues	1,094	—	—	—	—	1,094

Expenses
Operating	454		(1)			453
Cost of vacation ownership interests	46					46
Consumer financing interest	21					21
Marketing and reservation	169					169
General and administrative	185	2				187
Asset impairments	8			(8)		—
Restructuring	7				(7)	—
Depreciation and amortization	49					49

Total expenses	939	2	(1)	(8)	(7)	925

Operating income	155	(2)	1	8	7	169
Interest expense	35					35
Interest income	(2)					(2)

Income before income taxes	122	(2)	1	8	7	136
Provision for income taxes	41	—	—	3 (e)	3 (e)	47

Net income attributable to Wyndham shareholders	$81	$(2)	$1	$5	$4	$89

Earnings per share
Basic	$0.58	$(0.01)	$0.01	$0.04	$0.03	$0.64
Diluted	0.57	(0.01)	0.01	0.04	0.03	0.63

Weighted average shares outstanding
Basic	139	139	139	139	139	139
Diluted	141	141	141	141	141	141

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(b)	Relates to the costs incurred in connection with the acquisitions of several vacation rental businesses (December 2012).
(c)	Relates to the non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames at the Company's vacation exchange and rental business.
(d)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 at the Company's vacation exchange and rentals business and restructuring associated with the Shell acquisition.
(e)	Relates to the tax effect of the adjustment.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2012
	As Reported	Legacy Adjustments (a)		Reversal / Recovery (b)		Acquisition Costs (c)	Early Extinguishment of Debt (d)		Asset Impairment (e)	Restructuring Costs (f)	As Adjusted non-GAAP
Net revenues
Service fees and membership	$2,005										$2,005
Vacation ownership interest sales	1,323										1,323
Franchise fees	583										583
Consumer financing	421										421
Other	202										202

Net revenues	4,534	—		—		—	—		—	—	4,534

Expenses
Operating	1,842					(2)					1,840
Cost of vacation ownership interests	161										161
Consumer financing interest	90										90
Marketing and reservation	723										723
General and administrative	666	5									671
Asset impairments	8								(8)		—
Restructuring	7									(7)	—
Depreciation and amortization	185										185

Total expenses	3,682	5		—		(2)	—		(8)	(7)	3,670

Operating income	852	(5)		—		2	—		8	7	864
Other income, net	(8)			3							(5)
Interest expense	132										132
Early extinguishment of debt	108						(108)				—
Interest income	(8)										(8)

Income before income taxes	628	(5)		(3)		2	108		8	7	745
Provision for income taxes	229	(2	)(g)	(1	)(g)	1 (g)	44	(g)	3 (g)	3 (g)	277

Net income	399	(3)		(2)		1	64		5	4	468
Net loss attributable to noncontrolling interest	1	—		—		—	—		—	—	1

Net income attributable to Wyndham shareholders	$400	$(3)		$(2)		$1	$64		$5	$4	$469

Earnings per share
Basic	$2.80	$(0.02)		$(0.02)		$0.01	$0.45		$0.03	$0.03	$3.29
Diluted	2.75	(0.02)		(0.02)		0.01	0.44		0.03	0.03	3.23
Weighted average shares outstanding
Basic	143	143		143		143	143		143	143	143
Diluted	145	145		145		145	145		145	145	145

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(b)	Includes $2 million related to the benefit from the reversal of an allowance associated with a previously divested asset and $1 million related to the recovery of a previously recorded impairment charge.
(c)	Relates to costs incurred in connection with the acquisition of Shell Vacations Club at the Company's vacation ownership business (September 2012) and several other acquisitions at the Company's vacation rental businesses (December 2012).
(d)	Represents costs incurred for the early repurchase of a portion of the Company's 9.875% and 6.00% senior unsecured notes.
(e)	Relates to the non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames at the Company's vacation exchange and rentals business.
(f)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 at the Company's vacation exchange and rentals business and restructuring associated with the Shell acquisition.
(g)	Relates to the tax effect of the adjustment.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow to be net cash provided by operating activities less property and equipment additions which it also refers to as capital expenditures. Prior to the fourth quarter 2012, the Company had previously included development advances within its calculation of free cash flow.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Twelve Months Ended December 31,
	2013		2012
Net cash provided by operating activities	$1,008		$1,004
Less: Property and equipment additions	(238)		(208)

Free cash flow	$770		$796

GROSS VOI SALES The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):
Year
2013	Q1	Q2	Q3	Q4	Full Year
Gross VOI sales (a)	$384	$481	$536	$488	$1,889
Less: Sales under WAAM 1.0	(36)	(44)	(51)	(29)	(160)

Gross VOI sales, net of WAAM 1.0 sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage-of-completion accounting	—	—	—	(1)	(1)

Vacation ownership interest sales (a)	$263	$347	$384	$384	$1,379

2012
Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM 1.0	(17)	(18)	(5)	(10)	(49)

Gross VOI sales, net of WAAM 1.0 sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)

Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011
Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM 1.0	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM 1.0 sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010
Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under WAAM 1.0	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM 1.0 sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

Note: Amounts may not add due to rounding.

(a)       Includes VOI sales under WAAM 2.0 beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year
2013	$24	$18	$22	$25	$89
2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80